Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
FalconStor Software, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-69834, 333-103925, 333-125126, 333-139032, 333-145745 and, 333-192173, No. 333-212717) of FalconStor Software, Inc. and subsidiaries of our report, dated April 2, 2018, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Melville, New York
April 2, 2018